CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into on the 16th day of May, 2020 (the "Effective Date")

Between:

Milestone Management Services, a limited liability company organized under the laws of the State of Nevada (the "Consultant"), and Wikisoft Corp. a corporation organized under the laws of the State of Nevada (the"Client").

WHEREAS, the Consultant is in the business of providing services for management consulting and strategic business advisory; and NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   CONSULTING SERVICES. In consideration of services rendered to the Client, the Consultant shall receive the compensation set forth in this Agreement. It is acknowledged and agreed by the Client that Consultant carries no professional licenses, is not rendering legal advice or performing accounting services, is not acting as an investment advisor or broker/dealer within the meaning of the applicable state and federal securities laws and is not effecting securities transactions for or on account of the Client. The services of the Consultant shall not be exclusive nor shall Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

Services of Consultant:

•	Strategic Advisory: Milestone will use our expert skills and knowledge to advise WSFT's management team regarding any current or potential projects, acquisitions, sales, mergers and any other day to day decision making questions.

•	Two Press Releases: Milestone Management Services will prepare two Press Releases during the 30 day agreement. Milestone prepares internally written professional and technically sound Press Releases highlighting factual information about the company. The Press Releases will appeal to relevant individuals in the investment community who comprise your audience base.

2.  INDEPENDENT CONTRACTOR; NO AGENCY. The Consultant agrees to perform its consulting duties hereto as an independent contractor. No agency, employment, partnership or joint venture shall be created by this Agreement. Consultant shall have no authority as an agent of the Client or to otherwise bind the Client to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. The Client shall not make social security, worker's compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. The Consultant shall have no authority to legally bind the Client to any agreement, contract, obligation or otherwise.

3.  NO GUARANTEE. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

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4.  COMPENSATION AND TERM. This Agreement has a 30 day term and will terminate on (6/16/2020). Client shall pay Consultant for its services hereunder as follows:

Client shall pay Consultant by issuing 4,000 restricted 144 shares of WSFT. If in that month the issuance of 4,000 shares would render Consultant's ownership to exceed 9.9% of the Client's issued and outstanding shares, then the shares in excess of 9.9% will not be issued until the issuance would not cause the Consultant's beneficial ownership to exceed the 9.9% level), and all shares will be issued in a transaction exempt from registration under Section 4(a)(2) and Regulation D under the Securities Act of 1933 and can be resold only as permitted under Rule 144 of the Securities Act of 1933. Client must issue an 8-K in reference to this agreement within 15 days of its execution.

5.   CONFIDENTIALITY. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates (the "Confidential Information"). Confidential Information shall not be deemed to include information (a) in the public domain, (b) available to the Consultant outside of its service to the Client or other than from a person or entity known to Consultant to have breached a confidentiality obligation to the Client, (c) independently developed by Consultant without reference to the Confidential Information, or (d) known or available to Consultant as of the date of this Agreement. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, disclose any Confidential Information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

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6.   WORK PRODUCT. It is agreed that all information and materials produced for the Client shall be deemed "work made for hire" and the property of the Client.

7.   NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (Las Vegas, Nevada. time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (Las Vegas, Nevada. time) on any date and earlier than 11:59 p.m. (Las Vegas, Nevada. time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given as follows:

To the Client: Rasmus Refer (800) 706-0806

To the Consultant: Jonathon Olson (702) 217-9518

8.  WAIVER OF BREACH. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

9.   ASSIGNMENT. This Agreement and the rights and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client, which shall not be unreasonably withheld.

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10.  GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the state of Nevada, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the Provincial and federal courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

11.   SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

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12.    ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

13.  WAIVER AND MODIFICATION. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

14.    COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of email copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such emailed copies shall constitute enforceable original documents.

15.  FORCE MAJEURE. Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any Act of God, or any government or any governmental body, war, terrorist act, insurrection, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of such party.

16.  CONFLICT. In the event of a conflict between the provisions of any exhibit to this Agreement and the Agreement, the provisions of this Agreement shall govern.

17.    FURTHER ASSURANCES. Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

CONSULTANT:

Signature: /s/ Jonathon C. Olsen

Name: Jonathon C. Olson

Date: 5/16/2020

Company & Position: Milestone Management Services, LLC/ CEO

CLIENT:

Signature: /s/ Rasmus Refer

Name: Rasmus Refer

Date: 5/16/2020

Company & Position: Wikisoft Corp/ CEO

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